UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016 (November 2, 2016)
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

As previously disclosed, on August 31, 2016, The Hain Celestial Group, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) due to the Company’s inability to timely file its Annual Report on Form 10-K for the fiscal year ended June 30, 2016 with the U.S. Securities and Exchange Commission (the “SEC”) by August 29, 2016, as required under Nasdaq Listing Rule 5250(c)(1) (the “Rule”). The Rule requires listed companies to timely file all required periodic financial reports with the SEC.

On October 31, 2016, the Company timely submitted to Nasdaq its plan to regain compliance with the Rule and, on November 2, 2016, the Company received formal notice from the Staff that the Company had been granted an exception to the Rule, subject to the Company evidencing full compliance with the Rule by no later than February 27, 2017.

The Company issued a press release on November 3, 2016 disclosing its receipt of the notification from Nasdaq. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release of The Hain Celestial Group, Inc. dated November 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2016

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ Pasquale Conte
Name:	Pasquale Conte
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of The Hain Celestial Group, Inc. dated November 3, 2016